Exhibit 99.1

Earnings Release

INVESTORS REAL ESTATE TRUST ANNOUNCES FINANCIAL AND OPERATING RESULTS

FOR THE QUARTER ENDED JULY 31, 2016

- Increases Total Revenue by 10.1% Year over Year for First Quarter of Fiscal Year 2017 -

- Reports Funds From Operations of $0.12 per Share/Unit for First Quarter of Fiscal Year 2017 -

(Minot, ND) – September 8, 2016 - Investors Real Estate Trust (NYSE: IRET) (NYSE: IRETPR) (NYSE: IRETPRB), a real estate investment trust focused on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest, today reported its financial and operating results for the quarter ended July 31, 2016.

First Quarter Highlights

•	Total revenue for the Company was $49.6 million, up 10.1% from the first quarter of fiscal year 2016
•

Net (loss) income available to common shareholders was $(24.5) million compared to $1.7 million for the first quarter of fiscal year 2016.  The decrease in net income available to common shareholders was primarily due to non-cash impairment expense of $54.2 million, net of gain on sale of real estate of $9.0 million recognized in the three months ended July 31, 2016

•	Reported Funds from Operations (“FFO”) of $15.9 million or $0.12 per share/unit
•	Placed into service one multifamily development project containing 241 units and representing aggregate investment of $72.2 million
•	Disposed of one non-core industrial property and one parcel of unimproved land for sales prices totaling $13.7 million
•	Same store multifamily Net Operating Income (“NOI”) growth year over year was up 1.1%, excluding energy impacted markets
•

Subsequent to quarter end, the Company announced the execution of sales agreements to dispose of 26 senior housing assets for $236.0 million. These sales are in addition to the previously announced exercise of purchase options by the tenant in 8 senior housing assets the Company owns in Idaho for a total of approximately $43.5 million. If all these transactions close, the Company will have completely disposed of its senior housing portfolio for a total of approximately $279.5 million.

Chief Executive Officer Tim Mihalick commented, “Overall we are pleased with the quarter’s operating results.  Though we are witnessing a near term supply demand imbalance in certain of our multifamily markets, we drove strong revenue growth in many of our target markets, and our newer, non-same store multifamily assets are accelerating the earnings power of the Company as a whole. Reflective of this, we made continued progress with our development pipeline with the delivery of 71 France in Edina, Minnesota and we expect that the completion of our development program will provide a strong runway for future earnings growth.”

Mr. Mihalick continued, “With the recently announced pending sale of $236 million of senior housing assets, which represents our exit from that business, we continue to refine our portfolio and execute on our strategy to transition to a pure-play multifamily REIT. Additionally, within our multifamily segment, we intend to identify smaller, less relevant assets and begin disposing of outliers. As an organization, we are focused on maximizing value by enhancing our operations, prudently allocating our capital and strengthening our balance sheet. By doing so, we will provide our

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shareholders with a higher quality earnings stream with better margins and most importantly, a differentiated opportunity to invest in a growing, best in class multifamily operator in the Midwest.  Given all the Company’s activities in the last quarter we are very pleased with our progress.”

Financial Results for the Three Months Ended July 31, 2016 Compared to the Prior Year Period

Net (loss) income available to common shareholders for the quarter ended July 31, 2016 was $(24.5) million compared to $1.7 million for the same period of the prior fiscal year.  The decrease in net income available to common shareholders was primarily due to non-cash impairment expense of $54.2 million, net of gain on sale of real estate of $9.0 million recognized in the three months ended July 31, 2016.

Funds from Operations (“FFO”) for the quarter ending July 31, 2016 was $15.9 million or $0.12 per share/unit.

The table below highlights FFO and Adjusted Funds from Operations (“AFFO”) results for the most recent five quarters.

	Q1 ended	Q4 ended	Q3 ended	Q2 ended	Q1 ended
	July 31, 2016	April 30, 2016	January 31, 2016	October 31, 2015	July 31, 2015
FFO per share	$.12	$.14	$.40	$.06	$.16
AFFO per share	$.10	$.11	$.13	$.11	$.16

Operating Results for the Three Months Ended July 31, 2016 Compared to the Prior Year Period

Total revenue for the Company increased by $4.6 million, or 10.1%, in the three months ended July 31, 2016 compared to same period one year ago.

Net Operating Income (NOI) from all properties increased by $1.2 million, or 4.6%, for the quarter ending July 31, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily the Company’s multifamily developments, provided for an increase in NOI of $3.7 million while Same-Store NOI decreased by approximately $2.5 million for the quarter ending July 31, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

Multifamily Results for the Three Months Ended July 31, 2016 Compared to the Prior Year Period

Multifamily (including non-same-store) NOI increased by approximately $2.2 million or 12.0% for the quarter ending July 31, 2016 compared to the same period one year ago.

Same-Store Multifamily Results for the Three Months Ended July 30, 2016 Compared to the Prior Year Period

Same-Store multifamily NOI decreased by approximately $853,000 for the quarter ending July 31, 2016 compared to the same period one year ago. The decrease in Same-Store NOI was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

The Company’s operating margins of Same-Store multifamily NOI to gross revenues decreased by 106 basis points year over year to 57.01% for the first quarter of fiscal year 2017, as compared to the same period in the prior fiscal year.

The table below represents Same-Store multifamily performance by region for the first quarter ending July 31, 2016 compared to the same period one year ago. Excluding the energy impacted markets of Minot and Williston, North Dakota, the same-store portfolio showed improving NOI results year over year, although some select markets did see downward pressure on rents due to increased supply.  Expense increases in select markets in the table below were primarily due to increased maintenance expenses.

			FY17Q1	FY17Q1	FY17Q1	1st Quarter Increase (Decrease) From Prior Year’s 1st Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	7/31/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Minneapolis, MN	559	93.7%	93.2%	4.7%	$935	6.0%	13.1%	0.1%	8.7%	(2.7)%
Rochester, MN	1,106	92.2%	93.3%	13.7%	$1,105	3.5%	1.1%	4.8%	5.8%	(2.3)%
St. Cloud, MN	1,187	92.1%	92.8%	9.4%	$884	5.9%	(10.3)%	27.7%	6.2%	(0.3)%
Bismarck, ND	977	89.3%	87.9%	10.1%	$1,020	(9.4)%	1.4%	(15.2)%	(3.2)%	(6.2)%
Grand Forks, ND	1,230	90.9%	92.3%	11.1%	$914	(3.5)%	0.9%	(6.6)%	(0.8)%	(2.7)%
Omaha, NE	1,370	96.4%	96.1%	11.8%	$873	0.5%	3.0%	(1.4)%	0.6%	(0.1)%
Rapid City, SD	474	97.3%	97.2%	4.5%	$906	3.5%	(0.4)%	6.7%	3.4%	0.2%
Sioux Falls, SD	969	97.5%	96.5%	7.5%	$836	4.0%	6.5%	1.8%	5.3%	(1.3)%
Topeka, KS	1,042	93.6%	94.2%	8.3%	$781	5.0%	(3.6)%	12.4%	5.4%	(0.4)%
Billings, MT	770	93.1%	90.8%	7.1%	$936	1.8%	10.6%	(3.8)%	5.0%	(3.2)%
Same Store Subtotals	9,684	93.4%	93.2%	88.2%	$918	1.1%	1.1%	1.1%	3.1%	(2.0)%
Minot, ND(3)	967	92.3%	93.8%	9.6%	$945	(21.1)%	(9.7)%	(27.3)%	(25.1)%	4.0%
Williston, ND(3)	189	77.8%	75.0%	2.2%	$1,397	(47.6)%	(31.0)%	(54.9)%	(52.8)%	5.2%
Same Store Property Totals	10,840	93.0%	92.8%	100.0%	$928	(3.3)%	(0.9)%	(5.1)%	(2.3)%	(1.0)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $475,000 and $505,000, respectively, for FY17 Q1 as compared to FY16 Q1.

In addition to these initiatives to grow the multifamily portfolio through acquisitions and development, the Company has launched a value add program whereby the Company is committing an estimated $3.5 million per quarter to rehab approximately 1,500 units in fiscal year 2017. Apartments will be remodeled as the leases expire and upgrades will include a variety of new appliances, flooring, lighting, kitchen cabinets, and bathroom upgrades. Management expects these upgrades to range from $7,000 to $13,000 per unit and result in a return on investment of approximately 8% to 10% per year per unit.  During fiscal year 2016 and year to date in fiscal year 2017, under the value add program, the Company completed remodeling of 814 units at an average cost of $9,439 with an average return on investment for leased units of 13.4%.

Development Project in Progress

As of July 31, 2016, the following project is being developed:

•	Monticello Crossings, a 202 unit, $31.8 million multifamily development in Monticello, MN

Development Projects Placed in Service

During the three months ended July 31, 2016, one development project was placed in service, as detailed in the following table:

			Occupancy	Development Cost
		Rentable Sq Ft or	as of	as of	Anticipated
Project Name and Location	Segment	Number of Units	July 31, 2016	July 31, 2016	Same Store Date
71 France - Edina, MN	Multifamily	241	72.8%	72,230	1Q 2019

Disposition Activity

During the three months ended July 31, 2016, the Company disposed of the following properties:

•	One industrial property in Fargo, ND, for a sales price of $13.4 million.
•	One parcel of unimproved land in Grand Chute, WI, for a sales price of approximately $250,000.

Liquidity

At July 31, 2016, the Company had $54.4 million cash on hand and $82.5 million available on its line of credit, which matures September 1, 2017.

Quarterly Distribution

On July 1, 2016, the Company paid a quarterly distribution of $0.13 per common share and unit of IRET Properties. This was the Company’s 181st consecutive distribution. The Company also paid, on June 30, 2016, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Subsequent to the end of the first quarter of fiscal year 2017, on September 1, 2016, the Board of Trustees declared a regular quarterly distribution of $0.13 per common share and unit, payable October 3, 2016 to common shareholders and unitholders of record on September 15, 2016.

Additionally on September 1, 2016, the Board declared a distribution of $0.5156 per share on the Company’s Series A preferred shares, payable September 30, 2016 to Series A preferred shareholders of record on September 15, 2016, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares, payable September 30, 2016 to Series B preferred shareholders of record on September 15, 2016.

Guidance

For the fiscal year ending April 30, 2017, management continues to expect to report FFO in the range of $0.48 to $0.54 per share/unit. This guidance reflects management’s view of current market conditions, as well as the earnings impact of certain events referenced in this release and discussed during the scheduled first quarter fiscal year 2017 conference call. This guidance does not include the operational or capital impact of any future acquisition, development, disposition, or capital markets activity, including potential transactions discussed as part of the Company’s strategic initiatives. This guidance is also based on management’s assumption of same-store multifamily NOI growth of 2% to 4%. A number of factors could impact the Company’s ability to meet its guidance and assumption, and there can be no assurance that the Company can achieve such results. This guidance and assumption are subject to change.

Conference Call Information

The conference call for First Quarter Earnings is scheduled for Friday, September 9, 2016 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

About IRET

The Company focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest. As of July 31, 2016, the Company owned interests in 147 properties that were held for investment, consisting of: (1) 100 multifamily properties consisting of 13,012 units, and (2) 47 commercial properties, including 31 healthcare properties, containing a total of approximately 2.8 million square feet of leasable space.  The Company’s common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). The Company's press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 701-837-7104.

Supplemental Information

The Company produced the Supplemental Operating and Financial Data for the Quarter Ended July 31, 2016 (“Supplemental Information”), which is available on the Company’s website at www.iret.com.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including the Company’s future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated implementation and results of its value add program, and anticipated timing of properties becoming same-store properties, are based on the Company’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; changes in operating costs; fluctuations in interest rates; adverse capital and credit market conditions that might affect the Company’s access to various sources of capital and cost of capital; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for Company properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in the Company’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; the Company’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which the Company has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; and those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended April 30, 2016 and subsequent quarterly reports on Form 10-Q.

The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2016	April 30, 2016
ASSETS
Real estate investments
Property owned	$1,667,442	$1,681,471
Less accumulated depreciation	(319,087)	(312,889)
	1,348,355	1,368,582
Development in progress	27,454	51,681
Unimproved land	18,933	20,939
Total real estate investments	1,394,742	1,441,202
Assets held for sale and assets of discontinued operations	215,817	220,537
Cash and cash equivalents	54,438	66,698
Other investments	—	50
Receivable arising from straight-lining of rents, net of allowance of $285 and $333, respectively	7,683	7,179
Accounts receivable, net of allowance of $144 and $97, respectively	3,018	1,524
Prepaid and other assets	2,265	2,937
Intangible assets, net of accumulated amortization of $6,916 and $6,230, respectively	1,172	1,858
Tax, insurance, and other escrow	4,752	5,450
Property and equipment, net of accumulated depreciation of $1,129 and $1,058, respectively	977	1,011
Goodwill	1,680	1,680
Deferred charges and leasing costs, net of accumulated amortization of $3,919 and $3,719, respectively	4,999	4,896
TOTAL ASSETS	$1,691,543	$1,755,022
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	$76,195	$77,488
Accounts payable and accrued expenses	41,797	39,727
Revolving line of credit	17,500	17,500
Mortgages payable, net of loan costs of $4,544 and $4,930, respectively	812,082	812,393
Construction debt and other	78,481	82,130
TOTAL LIABILITIES	1,026,055	1,029,238
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,468	7,522
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2016 and April 30, 2016, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at July 31, 2016 and April 30, 2016, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,527,837 shares issued and outstanding at July 31, 2016, and 121,091,249 shares issued and outstanding at April 30, 2016)	922,698	922,084
Accumulated distributions in excess of net income	(482,264)	(442,000)
Total Investors Real Estate Trust shareholders’ equity	579,108	618,758
Noncontrolling interests – Operating Partnership (16,285,239 units at July 31, 2016 and 16,285,239 units at April 30, 2016)	73,071	78,484
Noncontrolling interests – consolidated real estate entities	5,841	21,020
Total equity	658,020	718,262
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,691,543	$1,755,022

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(in thousands, except per share data)
	Three Months Ended
	July 31
	2016	2015
REVENUE
Real estate rentals	$44,985	$40,750
Tenant reimbursement	4,626	4,295
TOTAL REVENUE	49,611	45,045
EXPENSES
Property operating expenses, excluding real estate taxes	16,057	13,488
Real estate taxes	5,577	4,816
Depreciation and amortization	14,267	11,217
Impairment of real estate investments	54,153	1,285
General and administrative expenses	2,606	2,454
Acquisition and investment related costs	43	7
Other expenses	852	417
TOTAL EXPENSES	93,555	33,684
Operating income	(43,944)	11,361
Interest expense	(10,364)	(7,814)
Interest income	572	556
Other income	473	51
(Loss) income before gain (loss) on sale of real estate and other investments and income from discontinued operations	(53,263)	4,154
Gain (loss) on sale of real estate and other investments	8,958	(175)
(Loss) income from continuing operations	(44,305)	3,979
Income from discontinued operations	3,711	748
NET (LOSS) INCOME	(40,594)	4,727
Net loss (income) attributable to noncontrolling interests – Operating Partnership	3,296	(186)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	15,655	(1)
Net (loss) income attributable to Investors Real Estate Trust	(21,643)	4,540
Dividends to preferred shareholders	(2,879)	(2,879)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(24,522)	$1,661
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$(.23)	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.03	—
NET (LOSS) INCOME PER COMMON SHARE – BASIC & DILUTED	$(.20)	$.01
DIVIDENDS PER COMMON SHARE	$.13	$.13

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS

z

	(in thousands, except per share amounts)
Three Months Ended July 31,	2016			2015
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net (loss) income attributable to Investors Real Estate Trust	$(21,643)			$4,540
Less dividends to preferred shareholders	(2,879)			(2,879)
Net (loss) income available to common shareholders	(24,522)	121,117	$(0.20)	1,661	124,855	$0.01
Adjustments:
Noncontrolling interest – Operating Partnership	(3,296)	16,285		186	13,951
Depreciation and amortization of real property	13,437			18,259
Impairment of real estate investments attributable to Investors Real Estate Trust	39,189			1,725
(Gain) loss on depreciable property sales	(8,958)			175
FFO applicable to Common Shares and Units(1)	$15,850	137,402	$0.12	$22,006	138,806	$0.16

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended July 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$35,040	$11,541	$3,030	$—	$49,611
Real estate expenses	14,879	4,192	725	1,838	21,634
Net operating income (loss)	$20,161	$7,349	$2,305	$(1,838)	27,977
Depreciation and amortization					(14,267)
Impairment of real estate investments					(54,153)
General and administrative expenses					(2,606)
Acquisition and investment related costs					(43)
Other expenses					(852)
Interest expense					(10,364)
Interest and other income					1,045
Loss before gain on sale of real estate and other investments and income from discontinued operations					(53,263)
Gain on sale of real estate and other investments					8,958
Loss from continuing operations					(44,305)
Income from discontinued operations					3,711
Net loss					$(40,594)

	(in thousands)
Three Months Ended July 31, 2015	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$31,433	$10,779	$2,833	$—	$45,045
Real estate expenses	13,438	3,482	610	774	18,304
Net operating income (loss)	$17,995	$7,297	$2,223	$(774)	26,741
Depreciation and amortization					(11,217)
Impairment of real estate investments					(1,285)
General and administrative expenses					(2,454)
Acquisition and investment related costs					(7)
Other expenses					(417)
Interest expense					(7,814)
Interest and other income					607
Income before loss on sale of real estate and other investments and income from discontinued operations					4,154
Loss on sale of real estate and other investments					(175)
Income from continuing operations					3,979
Income from discontinued operations					748
Net income					$4,727

(1)	Consists of offsite costs associated with property management and casualty-related amounts.